                                                                   EXHIBIT 10.24










                   DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                 BY AND BETWEEN

                               CIBA-GEIGY LIMITED

                                       AND

                          NEUROCRINE BIOSCIENCES, INC.






                                December 20, 1996







*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS

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ARTICLE 1  DEFINITIONS......................................................-1-
    1.1       "Affiliate"...................................................-1-
    1.2       "Ciba Territory"..............................................-2-
    1.3       "Collaboration Products"......................................-2-
    1.4       "Control".....................................................-2-
    1.5       "Cumulative Pre-Tax Operating Losses".........................-2-
    1.6       "Development Program".........................................-2-
    1.7       "Development Plan and Budget".................................-2-
    1.8       "Europe"......................................................-2-
    1.9       "FDA".........................................................-2-
    1.10      "Field".......................................................-2-
    1.11      "FTE".........................................................-3-
    1.12      "IND".........................................................-3-
    1.13      "Infeasibility Event".........................................-3-
    1.14      "Marketing Collaboration".....................................-3-
    1.15      "Major Country"...............................................-3-
    1.16      "Manufacturing Costs".........................................-3-
    1.17      "Net Sales"...................................................-3-
    1.18      "Neurocrine Profit Share".....................................-4-
    1.19      "Neurocrine Technology".......................................-4-
              1.19.1    "Neurocrine Patents"................................-4-
              1.19.2    "Neurocrine Know-How"...............................-4-
    1.20      "North America"...............................................-4-
    1.21      "Phase II"....................................................-4-
    1.22      "Phase III"...................................................-4-
    1.23      "PLA".........................................................-4-
    1.24      "Plans and Budgets"...........................................-4-
    1.25      "Pre-Tax Operating Profit"....................................-4-
    1.26      "Programs"....................................................-5-
    1.27      "Recoupable Development Costs"................................-5-
    1.28      "Research Program"............................................-5-
    1.29      "Research Plan and Budget"....................................-5-
    1.30      "Steering Committee"..........................................-6-
    1.31      "Sublicensee".................................................-6-
    1.32      "Third Party Agreement".......................................-6-
    1.33      "Valid Claim".................................................-6-
    1.34      Accounting Terms..............................................-6-

ARTICLE 2  STEERING COMMITTEE...............................................-6-
    2.1       Steering Committee............................................-6-
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    2.2       Membership....................................................-7-
    2.3       Steering Committee Meetings...................................-7-
    2.4       Decision Making...............................................-7-
    2.5       Project Team and Its Operations...............................-7-
              2.5.1     Composition of the Project Team.....................-7-
              2.5.2     Responsibilities of the Project Team Leader.........-8-
              2.5.3     Responsibilities of the Project Team Members........-8-
    2.6       Other Matters.................................................-8-

ARTICLE 3  PLANS AND BUDGETS................................................-8-
    3.1       General.......................................................-8-
    3.2       Plans and Budgets.............................................-9-
              3.2.1     Plans and Budgets...................................-9-
              3.2.2     Annual Approval.....................................-9-
              3.2.3     Periodic Reviews....................................-9-

ARTICLE 4  RESEARCH AND DEVELOPMENT........................................-10-
    4.1       Research Program.............................................-10-
    4.2       Development Program..........................................-10-
              4.2.1     Selection of Collaboration Products................-10-
              4.2.2     Responsibilities...................................-10-
    4.3       Neurocrine FTEs..............................................-10-
    4.4       Regulatory Filings...........................................-11-

ARTICLE 5  RECORD KEEPING; PUBLICATION.....................................-11-
    5.1       Reports and Records..........................................-11-
              5.1.1     Records............................................-11-
              5.1.2     Reports............................................-11-
    5.2       Review of Publication........................................-11-
              5.2.1     Notice.............................................-11-
              5.2.2     Publication Rights.................................-12-
              5.2.3     Delay of Publication...............................-12-

ARTICLE 6  PROGRAM FUNDING; PRE-MARKET PAYMENTS............................-12-
     6.1       Advance Payment.............................................-12-
     6.2       Funding of Research and Development.........................-13-
               6.2.1     Ciba Obligations..................................-13-
               6.2.2     Other Expenses....................................-13-
               6.2.3     Payment...........................................-13-
     6.3       Milestone Payments..........................................-14-



                                      -ii-

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              6.3.1     Milestones.........................................-14-
              6.3.2     Credit Against Future Payments.....................-15-
              6.3.3     Other Payment Terms................................-15-

ARTICLE 7  USE OF PRECLINICAL AND CLINICAL DATA............................-16-
    7.1       Exchange.....................................................-16-

ARTICLE 8  MARKETING RIGHTS................................................-16-
    8.1       Ciba Territory.  ............................................-16-
    8.2       North America................................................-16-
              8.2.1     Marketing Collaboration............................-16-
              8.2.2     Operations.........................................-16-
              8.2.3     Cost and Profit Sharing............................-17-
              8.2.4     Ciba Exclusive.....................................-17-
    8.3       Sublicensees.................................................-17-
    8.4       Covenants....................................................-17-
    8.5       Conflicts of Interest........................................-17-

ARTICLE 9  ROYALTIES.......................................................-18-
    9.1   Neurocrine Profit Share..........................................-18-
          9.1.1     Calculation of Neurocrine Profit Share for Canada
                    and USA................................................-18-
          9.1.2     Repayment of Recoupable Development Costs..............-18-
          9.1.3     Neurocrine Election....................................-20-
    9.2   Running Royalties................................................-20-
    9.3   Calculation of Royalties.........................................-21-
          9.3.1     Annual Net Sales.......................................-21-
          9.3.2     No Patents.............................................-21-
          9.3.3     Several Patents........................................-21-
    9.4   Third Party Payments.............................................-21-
          9.4.1     Reimbursement to Neurocrine............................-21-
          9.4.2     Ciba Third Party Agreements/Credits to Ciba............-21-
          9.4.3     Canada and USA.........................................-22-
    9.5   Minimum Royalty Rate.............................................-22-

ARTICLE 10  PAYMENTS; BOOKS AND RECORDS....................................-22-
    10.1      Royalty Reports and Payments.................................-22-
    10.2      Payment Method...............................................-22-
    10.3      Currency Conversion..........................................-22-
    10.4      Taxes........................................................-23-
    10.5      Records; Inspection..........................................-24-



                                      -iii-

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             10.5.1    Generally..................................-24-
             10.5.2    Reimbursable Costs.........................-24-

ARTICLE 11  DUE DILIGENCE.........................................-24-
    11.1      Ciba................................................-24-
    11.2      Exclusivity of Efforts..............................-24-

ARTICLE 12  MANUFACTURING RIGHTS..................................-25-
    12.1      Manufacturing.......................................-25-
              12.1.1    Generally.................................-25-
              12.1.2    Manufacture in U.S........................-25-
              12.1.3    Manufacture by Chiron.....................-25-
    12.2      Clinical Materials..................................-25-
    12.3      Canada and USA......................................-26-

ARTICLE 13  LICENSE GRANTS........................................-26-
    13.1      Grant to Ciba.......................................-26-
    13.2      Grant to Neurocrine.................................-26-
    13.3      No Rights Beyond Collaboration Products.............-26-

ARTICLE 14  INTELLECTUAL PROPERTY.................................-27-
    14.1      Ownership of Inventions.............................-27-
    14.2      Patent Prosecution..................................-27-
              14.2.1    Neurocrine's Sole Inventions..............-27-
              14.2.2    Ciba's Sole Inventions....................-27-
              14.2.3    Joint Inventions..........................-27-
              14.2.4    Sharing Other Costs.......................-28-
              14.2.5    Cooperation...............................-28-
    14.3      Defense of Third Party Infringement Claims..........-29-
    14.4      Enforcement.........................................-29-
              14.4.1    Initiating Actions........................-29-
              14.4.2    Recoveries................................-30-
    14.5      Third Party Rights..................................-30-

ARTICLE 15  REPRESENTATIONS AND WARRANTIES........................-30-
    15.1      Neurocrine Warranties...............................-30-
    15.2      Ciba Warranties.....................................-30-
    15.3      Disclaimer of Warranties............................-31-





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ARTICLE 16  CONFIDENTIALITY............................................-31-
    16.1      Confidential Information.................................-31-
    16.2      Permitted Disclosures....................................-31-

ARTICLE 17  INDEMNIFICATION............................................-32-
    17.1      Indemnification of Neurocrine............................-32-
    17.2      Indemnification of Ciba..................................-32-
    17.3      Procedure................................................-32-

ARTICLE 18  TERM AND TERMINATION.......................................-33-
    18.1      Term.....................................................-33-
    18.2      Termination for Cause....................................-33-
    18.3      Termination Upon Notice..................................-33-
    18.4      Termination For Infeasibility............................-33-
    18.5      Effect of Termination....................................-34-
              18.5.1    Accrued Obligations............................-34-
              18.5.2    Survival.......................................-34-

ARTICLE 19  DISPUTE RESOLUTION.........................................-35-
    19.1      Disputes.................................................-35-
    19.2      Full Arbitration.........................................-36-
              19.2.1    Arbitrators....................................-36-
              19.2.2    Proceedings....................................-36-

ARTICLE 20 MISCELLANEOUS ..............................................-36-
    20.1      Governing Law............................................-36-
    20.2      Force Majeure............................................-37-
    20.3      No Implied Waivers; Rights Cumulative....................-37-
    20.4      Independent Contractors..................................-37-
    20.5      Notices..................................................-37-
    20.6      Assignment...............................................-37-
    20.7      Modification.............................................-38-
    20.8      Severability.............................................-38-
    20.9      Publicity................................................-38-
    20.10     Counterparts.............................................-38-
    20.11     Headings.................................................-38-
    20.12     Export Laws..............................................-38-
    20.13     Entire Agreement.........................................-38-





                                       -v-

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EXHIBIT A..............................................................-40-

EXHIBIT B..............................................................-41-

EXHIBIT C..............................................................-42-

EXHIBIT D..............................................................-43-

                   DEVELOPMENT AND COMMERCIALIZATION AGREEMENT



         This DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "Agreement"), effective as of December 20, 1996 (the "Effective Date"), is made by and between Neurocrine Biosciences, Inc, a California corporation having offices at 3050 Science Park Road, San Diego, California 92121-1102 ("Neurocrine"), and Ciba-Geigy Limited, a Swiss corporation having offices at Klybeckstrasse 141 CH-4002 Basel, Switzerland ("Ciba").


                                   BACKGROUND

          A. Ciba and Neurocrine desire to collaborate on the development and commercialization of altered peptide ligand compounds for the diagnosis, treatment and/or prevention of multiple sclerosis ("MS") in humans, on the terms and conditions set forth below.

          B. Ciba and Neurocrine have entered into that certain Letter Agreement dated January 19, 1996, which agreement outlines the terms and conditions for this Agreement (the "Letter Agreement");

          C. Ciba and Neurocrine have entered into those certain Stock Purchase Agreements executed January 22, 1996 and April 3, 1996, pursuant to which Ciba has acquired Neurocrine Common Stock, all as provided therein.

          NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:


                                    ARTICLE 1

                                   DEFINITIONS

          1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Ciba or Neurocrine. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). A "Controlled Affiliate" shall mean an entity that is controlled by a party to this Agreement.

          1.2 "Ciba Territory" shall mean all countries of the world, but excluding North America as defined under Section 1.20 below.

          1.3 "Collaboration Products" shall mean the product or products within the Field selected by Ciba in accordance with Section 4.2.1 below for development and commercialization under this Agreement.

          1.4 "Control" shall mean possession of the ability to grant an exclusive license or sublicense as provided for herein without violating the terms of any agreement or other arrangements with any third party.

          1.5 "Cumulative Pre-Tax Operating Losses" shall mean, with respect to a Collaboration Product in a country of North America, the total cumulative amount of Pre-Tax Operating Losses (as defined in Section 1.25 below) with respect to Net Sales of such Collaboration Product in such country from the date of the first commercial sale of such Collaboration Product in such country after PLA approval through the end of the first calendar month for which there is Pre-Tax Operating Profit for such Collaboration Product in such country.

          1.6 "Development Program" shall mean preclinical and clinical testing of the Collaboration Products, and regulatory affairs activities in each case as are necessary to obtain approval of governmental health regulatory authorities to manufacture and market Collaboration Products in the Major Countries.

          1.7 "Development Plan and Budget" shall mean the plan and budget for the Development Program as established from time to time, in accordance with
Article 3 below.

          1.8 "Europe" shall mean Switzerland and all countries which are members of the European Union as of the Effective Date, whether or not such countries thereafter continue to be European Union members, and any countries which become members of the European Union after the Effective Date.

          1.9  "FDA" shall mean the U.S. Food and Drug Administration.

          1.10 "Field" shall mean the development, manufacture, use and sale of [ * ] compounds for diagnosis, treatment and/or prevention of [ * ], the mechanism of action of which is to modulate the [ * ]




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.11 "FTE" shall mean one full time equivalent personnel working on the Research Program and/or the Development Program, wherein "one full time equivalent personnel" shall mean a full-time person dedicated to the Research Program or the Development Program or, in the case of less than a full-time dedicated person, a full-time, equivalent person year, based upon a total of one thousand eight hundred eighty (1,880) hours per year of work related to the Research Program or the Development Program. It is understood that each FTE shall be a qualified scientist or expert, as provided in Section 4.3 below.

          1.12 "IND" shall mean an Investigational New Drug Application for a Collaboration Product, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or a comparable filing in another country.

          1.13 "Infeasibility Event" shall have the meaning defined in Section 9.1.2(b) below.

          1.14 "Marketing Collaboration" shall have the meaning defined in
Section 8.2.1 below.

          1.15 "Major Country" shall mean the United States, Canada and/or any country in Europe.

          1.16 "Manufacturing Costs" with respect to units of Collaboration Products shall mean (i) the direct costs set forth in Exhibit B associated with manufacturing such units ("Direct Manufacturing Costs") together with a reasonable allocation for Ciba's overhead costs associated with such manufacture of up to [ * ] of the Direct Manufacturing Costs, which allocation for manufacturing overhead shall be made in accordance with generally accepted cost accounting principles consistently applied by Ciba across all similar pharmaceutical manufacturing operations; and it being further understood that Direct Manufacturing Costs shall not include costs associated with excess capacity (except in the case the parties have agreed that a single-purpose plant be set up for the manufacture of Products), excess direct labor, inefficiencies, unusable material, except the usual rejects, waste, etc. or any other costs related to such manufacture that do not add value or that are not ongoing in the manufacturing process for such Collaboration Products; or (ii) with respect to Collaboration Products acquired from a non-Affiliate vendor, reasonable amounts actually paid to the vendor for such Collaboration Products.

          1.17 "Net Sales" shall mean the total amount invoiced to third parties by Ciba, its Affiliates or permitted Sublicensees, upon sales of Collaboration Products, less the following reasonable and customary deductions to the extent deducted by the customer (or charged separately on the invoice and paid by the customer) from amounts invoiced: (i) all trade, cash and quantity credits, discounts, refunds or government rebates; (ii) amounts for claims or credits for returns; and (iii) duties and other governmental charges (including value added tax), all as determined in accordance with generally accepted accounting principles (as described in 1.34 below), as consistently applied by Ciba across all pharmaceutical products for financial reporting purposes. For the removal of doubt, Net Sales shall not include sales by Ciba to its Affiliates or its permitted Sublicensees for resale. A "sale" shall also include a transfer or other disposition for consideration other than cash, in which case such consideration shall be valued at the fair market value thereof.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.18 "Neurocrine Profit Share" shall have the meaning defined in
Section 9.1 below.

          1.19 "Neurocrine Technology" shall mean Neurocrine Patents and Neurocrine Know-How.

               1.19.1 "Neurocrine Patents" shall mean all patents and all reissues, renewals, re-examinations and extensions thereof, and patent applications therefor, and any divisions or continuations, or continuations-in-part, thereof, to the extent the same claim (i) a composition of matter comprising a Collaboration Product or (ii) the manufacture, sale or use of a Collaboration Product and which in each case are Controlled by Neurocrine during the term of this Agreement.

               1.19.2 "Neurocrine Know-How" shall mean confidential information, tangible and intangible, and materials, including, but not limited to: pharmaceutical, chemical, biological and biochemical products; technical and non-technical data and information, and/or the results of tests, assays, methods and processes; and specifications and/or other documents containing said information and data; in each case that is discovered, developed or acquired by Neurocrine prior to or during the term of this Agreement, to the extent such relates to the manufacture, sale or use within the Field of a Collaboration Product and to the extent that Neurocrine controls the same.

          1.20 "North America" shall mean Canada and the United States of America including its territories and possessions including the Commonwealth of Puerto Rico ("USA"). References in this Agreement to Canada and the United States shall be deemed to include their respective territories and possessions.

          1.21 "Phase II" shall mean that portion of the clinical studies for the FDA submission and approval process which provides for the initial trials of a Collaboration Product on a sufficient number of patients for the purposes of determining the efficacious therapeutic dose range and evaluating safety in the proposed therapeutic indication as more fully defined in 21 C.F.R. ss.213.21(b), or a similar clinical study in a country other than the United States.

          1.22 "Phase III" shall mean that portion of the clinical studies for the FDA submission and approval process which provides for continued trials of a Collaboration Product on sufficient numbers of patients to establish the safety and efficacy of such Collaboration Product to support regulatory approval in the proposed therapeutic indication as more fully defined in 21 C.F.R. ss.312.21(c), or a similar clinical study in a country other than the United States.

          1.23 "PLA" shall mean a Product License Application or a New Drug Application filed with the FDA or equivalents in any country.

          1.24 "Plans and Budgets" shall mean, collectively, the Research Plan and Budget and the Development Plan and Budget in effect from time to time.

          1.25 "Pre-Tax Operating Profit" shall mean, with respect to a Collaboration Product in a country of North America, Net Sales of such Collaboration Product in such country, [ * ]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[ * ] If for any calendar quarter the calculation of Pre-Tax Operating Profit is less than zero, such amount shall be referred to herein also as a "Pre-Tax Operating Loss."

          1.26 "Programs" shall mean, collectively, the Research Program and Development Program.

          1.27 "Recoupable Development Costs" shall mean [ * ] of: (i) all direct costs set forth in Exhibit D incurred by Ciba in performing the Development Program ("Direct Development Costs") in accordance with the Development Plans and Budgets in effect from the effective date of the Letter Agreement (other than those paid to Neurocrine), as specified in Exhibit D; (ii) amounts paid to Neurocrine under Section 6.2.1 below in reimbursement for Neurocrine personnel to the extent such personnel were engaged in performing the Development Program, and (iii) amounts paid to Neurocrine under Section 6.2.2 below in reimbursement for expenses incurred by Neurocrine in performing the Development Program. It is understood that no overhead will be applied to the amounts described in part (ii) or (iii) of this Section 1.27. It is understood that, without limitation, the amounts paid to Neurocrine under Section 6.1 or 6.3, or under Section 6.2.1 below for Neurocrine personnel engaged in performing the Research Program, shall not be Recoupable Development Costs.

          1.28 "Research Program" shall mean the developmental research activities within the Field relating to: (i) elucidation of the mechanism of action of APLs and their effects on pathology and cytokine modulation with the aim to identify surrogate markers for monitoring patients; (ii) performance of ADME, and clinical assay development (including surrogate markers); (iii) development of APLs for secondary target both to support broad patent claims and for potentially expanding patient/market segments; and (iv) such other research activities within the Field as the parties may agree upon; in each case as set forth in the Research Plan and Budget in effect from time to time.

          1.29 "Research Plan and Budget" shall mean the plan and budget for the Research Program as established from time to time, in accordance with Article 3 below.




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.30 "Steering Committee" shall have the meaning set forth in Section
2.1 below.


          1.31 "Sublicensee" shall mean, with respect to a particular Collaboration Product, a third party to whom Ciba has granted a right or license to make, use or sell such Collaboration Product. As used in this Agreement, "Sublicensee" shall also include a third party who distributes such Collaboration Product, provided that such third party conducts marketing and promotion of such Collaboration Product within the applicable territory.

          1.32 "Third Party Agreement" shall mean that certain License Agreement between Neurocrine and Leland Stanford Junior University effective as of November 30, 1994; and any other license or similar agreement entered into by Neurocrine or Ciba with respect to patent rights or technology, which license or other agreement Ciba and Neurocrine agree at any time are reasonably necessary to allow the manufacture, use or sale of any Collaboration Product in the applicable territory.

          1.33 "Valid Claim" shall mean a claim of an issued and unexpired patent or a claim of a pending patent application within the Neurocrine Patents which has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken, and has not been admitted to be invalid or unenforceable through reexamination, disclaimer or otherwise; provided that if a claim of a pending application has not issued as a claim of an issued patent within the Neurocrine Patents within ten (10) years after the filing date from which such claim takes priority, such pending claim shall not be a Valid Claim for purposes of this Agreement.

          1.34 Accounting Terms. With respect to accounting terms used herein, including without limitation "direct costs," it is understood that the same shall be calculated by Ciba in accordance with the International Accounting Standards code ("IASC"); provided, however, that for purposes of calculating costs and expenses, to the extent Ciba's calculation in accordance with the IASC is different than a calculation of such costs and expenses in accordance with U.S. generally accepted accounting principles, such costs and expenses for purposes of this Agreement shall not exceed the amounts calculated in accordance with U.S. GAAP.


                                    ARTICLE 2

                               STEERING COMMITTEE

          2.1 Steering Committee. Ciba and Neurocrine shall establish a steering committee to oversee, review and coordinate the Programs and the implementation thereof ("Steering Committee"). From time to time, the Steering Committee may establish subcommittees to oversee particular projects or activities (such as separate subcommittees to oversee the Research Program and the Development Program), and such subcommittees will be constituted as the Steering Committee agrees.

          2.2 Membership. The Steering Committee shall be comprised of an equal number of representatives from each of Ciba and Neurocrine, selected by such party. The exact number of such representatives shall be three (3) for each of Ciba and Neurocrine (or such other number as the parties agree), with each party designating representatives from the research, clinical development and business organizations of each party. Subject to the foregoing provisions of this Section 2.2, Neurocrine and Ciba may replace its Steering Committee representatives or nominate deputies at any time, with prior written notice to the other party.

          2.3 Steering Committee Meetings. During the performance of the Programs, the Steering Committee shall meet semi-annually, or as otherwise agreed by the Steering Committee Members. Unless the Steering Committee Members agree otherwise, at least one (1) meeting of the Steering Committee per full calendar year will be held at each party's facilities. At its meetings, the Steering Committee will (i) formulate and review the Research Program objectives and Development Program objectives, as appropriate, (ii) monitor the progress of the Research Program and Development Program toward the respective objectives, and (iii) review and approve the Plans and Budgets, pursuant to Section 3.2 below. With the consent of the Steering Committee Members, other representatives of Neurocrine or Ciba may attend Steering Committee or subcommittee meetings as non-voting observers.

          2.4 Decision Making. Except as set forth in this Section 2.4, decisions of the Steering Committee shall be made by majority approval. In the event the required majority for a decision cannot be found within 30 days and all the members of each party take the same opposing positions in a matter of importance, the matter shall be submitted to the [ * ] who shall meet and discuss in good faith to resolve such matter; provided, however, that if such meeting and good faith discussions do not result in mutual agreement, [ * ] Non-attending members of the Steering Committee may represent themselves by proxies or deputies in any decision.

          2.5 Project Team and Its Operations. A project team appointed by the Parties shall be charged with planning, implementation and coordinating the conduct of the Programs (the "Project Team").

               2.5.1 Composition of the Project Team. Promptly following the Effective Date, the Parties agree to identify and communicate to the other Party the Project Team members in their organization. It is understood that the Project Team members have to be knowledgeable with respect to the activities to be carried out under the Plans and Budgets. The Project Team shall not be required to hold meetings, but may communicate by teleconference and other appropriate means. Nevertheless, the Project Team members shall be fully integrated in the Project Team. The Project Team leader (the "Project Team Leader") shall be appointed by Ciba.

               2.5.2 Responsibilities of the Project Team Leader. The Project Team Leader shall have the responsibility for the operational aspects of the Programs, and shall prepare and submit to



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the Steering Committee issues and problems to be decided by the Steering Committee. In particular, the Project Team Leader shall (i) prepare those aspects of the Research Plan and Budget and the Development Plan and Budget as provided in Section 3.2 below based upon the Ciba standard format (after giving consideration to input from Neurocrine), in accordance with the Development objectives approved by the Steering Committee, including a detailed Research and Development task list as the basis for the Steering Committee to assign the various tasks to the Project Team, (ii) implement the Plans and Budgets through the Project Team; such implementation shall give due regard to the aim of a worldwide product registration and be in strict compliance with Good Laboratory Practice, Good Clinical Practice and Good Manufacturing Practice, as well as all applicable law and regulations in the country where the Programs are performed for the registration of Collaboration Products; (iii) interact with the Steering Committee on a regular basis to keep it apprised of the progress of the Programs, to bring to its attention any problems or issues which may have an impact on the content of the Plans and Budgets or the timing of the Programs (e.g. regulatory submissions) and to submit to its approval any deviations from the Plans and Budgets; and (iv) update the Plans and Budgets as often as may be requested by the Steering Committee.

               2.5.3 Responsibilities of the Project Team Members. The Project Team members shall carry out the tasks assigned to them by the Project Team Leader in accordance with the Plans and Budgets and comply with Ciba working techniques; they shall be available for advice and consultation to the Project Team Leader, in particular in connection with the drafting and updating of the Plans and Budgets.

          2.6 Other Matters. It is understood that nothing in this Article 2 shall be deemed to limit the right of Ciba or Neurocrine to raise issues or topics to be dealt with by the Steering Committee, within the scope of Sections
2.1 and 2.3 above.


                                    ARTICLE 3

                                PLANS AND BUDGETS

          3.1 General. Subject to the terms and conditions set forth herein, Ciba and Neurocrine shall cooperate during the performance of the Programs (i) with respect to the Research Program in accordance with a Research Plan and Budget, and (ii) with respect to the Development Program in accordance with the Development Plan and Budget, all as established in accordance with Section 3.2 below. The activities conducted in connection with the Programs will be overseen and administered by the Steering Committee, pursuant to Article 2.

          3.2  Plans and Budgets.

               3.2.1 Plans and Budgets.

                    (a) Within thirty (30) days of the Effective Date of this Agreement, the parties shall meet and agree on an initial Research Plan and Budget and an initial Development Plan and Budget, each of which shall be fixed through December 31, 1996, except as otherwise determined by the Steering Committee.

                    (b) By July 15 of each year, Ciba with the input of Neurocrine as to the activities proposed to be performed by Neurocrine as set forth in Section 3.2.1(c) below, shall prepare and provide to the Steering Committee a reasonably detailed Research Plan and Budget and Development Plan and Budget for the next calendar year pursuant to which the performance of the Research Program and the performance of the Development Program, respectively, will be carried out. By the same date a best estimate forecast of the overall budget for the year after the next calendar year shall be prepared ("the Estimate"). The Research Plan and Budget shall specify the objectives and work plan activities with respect to the Research Program, and the headcounts and other costs and expenses of the Research Program, including consultants and third party contractors. The Development Plan and Budget shall specify the objectives and work plan activities with respect to the Development Program, the headcounts and other costs and expenses associated therewith, including consultants and third party contractors, and shall include only such activities and expenses as are necessary for and specific to development of Collaboration Products for the purpose of obtaining regulatory approval for such Collaboration Products in the Major Countries.

                    (c) During the performance of the Programs, by June 1 of each year, Neurocrine shall submit to Ciba its proposed contributions to the Research Plan and Budget and Development Plan and Budget as well as the Estimate to be submitted to the Steering Committee for approval for the following calendar year.

               3.2.2 Annual Approval. The Steering Committee shall review the proposed Plans and Budgets submitted by Ciba under Section 3.2.1 above as soon as reasonably feasible and shall establish and approve no later than August 31 of such year the final Plans and Budgets for the next succeeding year. All Plans and Budgets adopted pursuant to this Article 3 shall be reasonable and customary in relation to other similar products in the field of MS and shall be consistent with the other terms and conditions of this Agreement.

               3.2.3 Periodic Reviews. The Steering Committee shall review the Research Plan and Budget and Development Plan and Budget on an ongoing basis and may make changes thereto; provided, however, the Plans and Budgets in effect for a year shall not be modified except as approved by the Steering Committee.

                                    ARTICLE 4

                            RESEARCH AND DEVELOPMENT

          4.1 Research Program. The Research Program shall be conducted by Neurocrine, and Neurocrine shall use all diligent efforts to conduct the Research Program in accordance with the Research Plan and Budget then in effect. Ciba shall pay to Neurocrine the funding for the activities conducted pursuant to the Research Program in accordance with the Research Plan and Budget then in effect, subject to Section 6.2 below.

          4.2  Development Program.

               4.2.1 Selection of Collaboration Products. It is understood that the Programs will focus on the development and commercialization of Neurocrine product compound candidates NBI [ * ] and/or such other compounds within the Field as are selected by Ciba, during the period specified in this Section 4.2.1 below, from compounds discovered in the course of performing the Research Program. Ciba shall have the right to select as Collaboration Products from time to time one or more of such compounds to be developed pursuant to the Development Program, by so notifying Neurocrine in writing at any time within five (5) years after the Effective Date.

               4.2.2 Responsibilities. Subject to the requirements of Section 4.3, [ * ] shall be primarily responsible for conducting, directly or through third parties, the Development Program with respect to Collaboration Products in accordance with the Development Plan and Budget then in effect, including the time schedules therein [ * ] shall be consulted and kept fully informed with respect to the Development Program through its representatives on the Steering Committee and as otherwise reasonably requested. [ * ] will assist in or conduct portions of the Development Program as set forth in the Development Plan and Budget then in effect, and as contemplated in Section 4.3 below, which activities Ciba shall fund as set forth in Section 6.2 below. [ * ] shall not commission any such activities to contract research/development organizations without the prior agreement by the Steering Committee.

          4.3 Neurocrine FTEs. During the five (5) year period beginning January 1, 1996, and ending December 31, 2000, Neurocrine shall devote to the Research Program and the Development Program a minimum of [ * ] Neurocrine FTEs per year. Thereafter, if a PLA has not been filed in the United States for a Collaboration Product, Neurocrine shall devote to the Research Program and the Development Program a minimum of [ * ] Neurocrine FTEs per year until such a PLA is filed (except as otherwise provided in Section 6.2.1 below). The Plans and Budgets shall at all times provide for such minimum numbers of Neurocrine FTEs. The Steering Committee shall allocate those responsibilities to be conducted by the Neurocrine FTEs between the Research Program and the Development Program; provided, however, that at least [ * ] of such Neurocrine FTEs shall at all times be allocated to the Development Program unless Neurocrine and Ciba otherwise agree. It is understood that the FTEs assigned to the Research Program and/or the Development Program shall be qualified scientists or experts (of whom at least half shall have a Ph.D., M.D., or


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

equivalent degree or experience) as may be required for work to be conducted under the Research and/or Development Plans and Budgets then in effect. Neurocrine shall at all times during the Research and Development Programs keep contemporaneous written records of FTEs allocated to the Research Program and the Development Program.

          4.4 Regulatory Filings. Ciba shall be responsible for the preparation and filing of all regulatory documents with respect to the Collaboration Products, which shall be prepared and filed in the name of Ciba in accordance with the Development Plan and Budget then in effect.


                                    ARTICLE 5

                           RECORD KEEPING; PUBLICATION

          5.1  Reports and Records.

               5.1.1 Records. Neurocrine and Ciba shall maintain records of the Programs (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Programs (including all data in the form required under any applicable governmental regulations). Each party shall allow the other to have, subject to Article 16 below, prompt access to all records, materials and data generated on behalf of such party with respect to each Collaboration Product at reasonable times and in a reasonable manner. Such access shall be limited to access by representatives on the Steering Committee and such other representatives as the other party reasonably approves.

               5.1.2 Reports. Each party shall on a quarterly basis provide the Steering Committee with an oral or written report summarizing the progress of those aspects of the Research Program and/or Development Program performed by such party with respect to each Collaboration Product during the preceding calendar quarter. Such reports shall be due within thirty (30) days after the end of each calendar quarter during the performance of the Research Program and Development Program, unless otherwise agreed by the parties.

          5.2 Review of Publication. For scientific data resulting from the Research Program or the Development Program which the Steering Committee has approved in principle should be published, the party who produced such results shall have the right to publish the same in accordance with this Section 5.2. The Steering Committee shall approve (with or without conditions) or disapprove any such publication within thirty (30) days of a request to do so, taking into consideration the commercial and competitive consequences of such publication; and if the Steering Committee fails to so approve or disapprove within such period (other than due to an action or inaction of the party proposing such publication), the publication shall be deemed approved.

               5.2.1 Notice. As soon as is practicable prior to the oral public disclosure, and prior to the submission to any outside person for publication of a manuscript describing any such scientific data resulting from any stage of the Research Program or Development Program, in each case to the extent the contents of the oral disclosure or manuscript have not been previously disclosed pursuant to this Section 5.2 before such proposed disclosure, Neurocrine or Ciba, as the case may be, shall provide to the other party a written summary of any oral disclosure to be made, a copy of any visual or audiovisual aid to be used in conjunction with such oral disclosure, or a copy of the manuscript to be submitted, and shall allow the other party at least thirty (30) days to determine whether such oral disclosure or manuscript contains subject matter for which patent protection should be sought prior to publication or which either party believes should be modified to avoid disclosure of confidential information. With respect to publications by investigators or other third parties, such publications shall be subject to review by the other party under this Section 5.2 only to the extent that Neurocrine or Ciba (as the case may be) has the right to do so. It is understood that each party shall only have the right to publish under this Section 5.2 scientific data which such party (or its third party contractors) generated in performing the Research Program or Development Program.

               5.2.2 Publication Rights. After the expiration of thirty (30) days from the date of mailing such manuscript or written summary of an oral disclosure, unless Neurocrine or Ciba has received a written notice as specified in Section 5.2.3 below, the authoring party shall be free to submit such manuscript for publication or to orally disclose or publish the disclosed research results in any manner consistent with academic standards.

               5.2.3 Delay of Publication. Prior to the expiration of the thirty
(30) day period specified in Section 5.2 above, the other party may notify the submitting party in writing of its determination that such oral presentation or manuscript contains confidential or proprietary material of such other party or material that consists of patentable subject matter for which patent protection should be sought. The notified party shall withhold its proposed public disclosure and confer with the other party to determine the best course of action to take in order to modify the disclosure or to obtain patent protection. After resolution of the confidentiality, regulatory or other issues, or the filing of a patent application or due consideration as to whether a patent application can reasonably be filed, but in no event more than sixty (60) days after the submitting party's receipt of the notice described above, the submitting party shall be free to submit the manuscript and/or make its public oral disclosure, subject to Article 16 below.


                                    ARTICLE 6

                      PROGRAM FUNDING; PRE-MARKET PAYMENTS

          6.1 Advance Payment. The parties acknowledge that Ciba has paid to Neurocrine a non- refundable, non-creditable fee in the amount of Five Million Dollars ($5,000,000) prior to the execution of this Agreement.

          6.2  Funding of Research and Development.

               6.2.1 Ciba Obligations. During the five (5) year period beginning January 1, 1996, and ending December 31, 2000, Ciba shall pay to Neurocrine
[ * ] Dollars [ * ] per year to support [ * ] Neurocrine FTEs working on the Research Program and/or the Development Program. Thereafter, if a PLA has not been filed in the United States for a Collaboration Product, Ciba shall continue to pay to Neurocrine [ * ] Dollars [ * ] per year to support
[ * ] Neurocrine FTEs working on the Development Program until such a PLA is filed, [ * ] for such period shall be proportionately reduced. It is understood that, except as provided in Section 6.2.2 below, the FTE costs to be paid under this Section 6.2.1 include all costs to be reimbursed to Neurocrine with respect to Neurocrine's performance of its responsibilities under the Research and/or Development Plans and Budgets. Neurocrine shall have no obligation to make performances in excess of those compensated by the amounts to be paid to Neurocrine under this Section 6.2.1 and Section 6.2.2 below.

               6.2.2 Other Expenses. In addition to the funding for the Neurocrine FTEs performing the Programs pursuant to Section 6.2.1, Ciba shall reimburse Neurocrine for other expenses, if any, (i) expressly provided for in the applicable Research and/or Development Plans and Budgets, and (ii) incurred by Neurocrine in performing the Research and/or Development Programs in accordance with such Plans and Budgets. Such other reimbursable expenses would include, for example, costs paid to clinical trial sites with respect to clinical trials, costs of clinical trial materials, preclinical toxicology and other studies, and other research and development expenses paid to third parties with respect to activities the Steering Committee decides Neurocrine shall manage.

               6.2.3 Payment. Ciba shall pay to Neurocrine semiannually in advance the amounts provided for in Sections 6.2.1 and 6.2.2 above, not later than January 1 and July 1 of each year; such payments to be used solely for the purposes as set out in this Agreement. [ * ] For the period from the end of the calendar month of the Effective Date through December 31, 1996, such amounts, to the extent they have not been paid before, shall be paid within ten
(10) days from the Effective Date. Within thirty (30) days following the end of each calendar half-year in which Neurocrine FTEs are engaged in activities pursuant to the Research and/or Development Program for whom reimbursement is provided hereunder, Neurocrine shall provide to Ciba a summary of FTEs actually devoted to the programs, and other expenses to be reimbursed under Section 6.2.2, actually incurred by Neurocrine during such calendar half-year. If at the end of a calendar half-year the number of FTEs applied by Neurocrine to the Programs from January 1, 1996 through the end of such calendar half-year were less than those reimbursed to Neurocrine by Ciba hereunder, Neurocrine shall apply additional FTEs to the Programs in the next succeeding periods to make up such shortfall.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

If the number of FTEs applied by Neurocrine to the Programs during a calendar half-year were more than those reimbursed by Ciba, Neurocrine's obligation to supply FTEs in subsequent periods shall be reduced by the number of such additional FTEs. If the other expenses incurred by Neurocrine in accordance with
Section 6.2 were less than those reimbursed in advance by Ciba, Ciba shall be entitled to credit the amount of the overpayment to the next payment due under this Section 6.2; and if such expenses reasonably incurred by Neurocrine were in excess of the amounts so advanced by Ciba, Ciba shall pay the difference to Neurocrine within thirty (30) days of receiving Neurocrine's report to such effect. Notwithstanding the above, Neurocrine shall not deviate from the approved Plans and Budgets without the prior approval of the Steering Committee, which shall not be withheld unreasonably.

          6.3  Milestone Payments.

               6.3.1 Milestones. Ciba agrees to make the following payments to Neurocrine upon the occurrence of each milestone specified below for the first Collaboration Product which meets such milestone:



       MILESTONES                                          PAYMENT
       ----------                                          -------

[  *  ]
                                                   TOTAL OF 1-6:


It is understood that an IND shall be considered "filed" when accepted by the FDA or its equivalent in another country. For the avoidance of doubt, it is understood and agreed that in the event Ciba develops a Collaboration Product for a different indication or route of administration, or one or more Collaboration Products different from that for which the milestones above have been paid to


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Neurocrine, no further milestones shall be due for such different indications, routes, or Collaboration Products (i.e., Ciba shall not have to pay Neurocrine more than one time for achievement of each of the milestones above, irrespective of how many different indications, routes of administration, or Collaboration Products the parties may decide to develop pursuant to this Agreement).

               6.3.2 Credit Against Future Payments.

                    (a) [ * ] of the milestone payments set forth in Section 6.3.1 above with respect to milestones 4, 5 and 6 above shall be creditable against the royalty and Neurocrine Profit Share payments accrued under Article 9 on Net Sales of such Collaboration Products. The milestone payments due upon occurrence of milestones 1, 2 or 3 above shall not be creditable.

                    (b) Notwithstanding any of the foregoing, no royalty or Neurocrine Profit Share payment with respect to a Collaboration Product shall be reduced by more than [ * ] by reason of the credits under this Section 6.3.2; and in no event shall the credit under this Section 6.3.2 reduce the Neurocrine Profit Share to less than [ * ] of Pre-Tax Operation Profits.

               6.3.3 Other Payment Terms.

                    (a) If at the time any milestone is achieved, any prior milestones (other than those under Milestone 1 above) have not been achieved, the payments for such prior milestones shall then be due. In addition, it is understood that certain Phase II trials currently anticipated for the first Collaboration Product may be designated as pivotal for PLA filing purposes without further pivotal studies being required prior to PLA filing; accordingly, in the event that Ciba determines to file a PLA using the results of such trials as pivotal data for registration purposes, Milestone 4 above shall be deemed to have been met for purposes of such Collaboration Product upon such determination by Ciba.

                    (b) Notwithstanding the foregoing, in the event one or more research milestones specified in Milestone 1 above remains unachieved at the time Milestone 4 or 5 (whichever is earlier) is achieved, the payment for such unachieved research milestone(s) shall then be due.

                    (c) The payments set forth in this Section 6.3 shall each be due and payable within thirty (30) days after the occurrence of the milestone event. Neurocrine and Ciba each agree to promptly notify the other in writing of its achievement of any milestone. For milestones accomplished by Neurocrine, such payment shall be due within thirty (30) days after written notice thereof to Ciba, subject to Ciba's verification during such thirty (30) day period that the milestone occurred.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ARTICLE 7

                      USE OF PRECLINICAL AND CLINICAL DATA

          7.1 Exchange. Ciba and Neurocrine shall each have access to and subject to the terms and conditions under this Agreement the right to use in connection with the Development Program, including incorporation in any regulatory filing for a Collaboration Product, any preclinical and/or clinical data with respect to Collaboration Products developed in the course of the Research Program or the Development Program. Ciba will provide to Neurocrine access to all regulatory filings made for clinical trial and marketing approval by Ciba in any country with respect to each Collaboration Product, together with the underlying preclinical and clinical data, at reasonable times and on reasonable notice, to the extent Ciba has the right to do so.


                                    ARTICLE 8

                                MARKETING RIGHTS

          8.1 Ciba Territory. Ciba shall have the exclusive right, with the right to further grant the right, to market, sell, and distribute the Collaboration Products for use in the Ciba Territory in full autonomy, subject to all other terms and conditions of this Agreement. Ciba agrees not to market, promote or distribute directly or indirectly any Collaboration Product for use outside of the Ciba Territory, except as provided in Section 8.2 below, and Ciba further agrees, subject to Section 8.2.4 below, not to provide Collaboration Products to any third party if Ciba knows or has reason to believe that Collaboration Products provided to such third party will be sold for use or used outside the Ciba Territory.

          8.2 North America. Rights to market, sell, and distribute the Collaboration Products for use in North America shall be as follows:

               8.2.1 Marketing Collaboration. Except as provided in Sections
8.2.4 and 9.1.3 below, Ciba and Neurocrine shall establish a marketing collaboration with respect to the marketing, promotion and distribution of the Collaboration Products in North America (the "Marketing Collaboration"). Upon request by either party prior to the first commercial sale of a Collaboration Product in Canada and/or USA, the parties shall determine the appropriate legal structure(s) for such Marketing Collaboration (which may be different in Canada and USA) to implement the arrangement contemplated in Sections 8.2.2, 8.2.3 and
9.1 below, and shall enter into a more detailed agreement(s) defining such arrangement (the "Marketing Collaboration Agreement"). The Marketing Collaboration Agreement(s) shall be solely between the respective Affiliates of Ciba in Canada and USA respectively and Neurocrine.

               8.2.2 Operations. The respective Affiliates of Ciba shall be responsible for the establishment, control and implementation of the promotion, distribution and marketing strategy plans and budgets for Collaboration Products in the USA and Canada through the Marketing Collaboration. However, to the extent consistent with the optimal commercialization of the Collaboration Products in Canada and/or USA, Neurocrine shall have the right to reasonably participate in the sales, marketing, and promotion activities in Canada and USA for such Collaboration Products. Neurocrine's role in the sales, marketing and promotion of the Collaboration Product will be defined more specifically in the respective Marketing Collaboration Agreements. In any case the Collaboration Products will be marketed under a trademark and a brand logo selected by Ciba.

               8.2.3 Cost and Profit Sharing. [ * ] of the Marketing Collaboration will be shared by the parties in accordance with Section
9.1 below. Ciba (itself or through its Affiliates) shall be responsible for providing sales, marketing, and all other services necessary for the commercialization of each Collaboration Product in Canada and USA, and for the Marketing Collaboration to meet its obligations, including without limitation any costs associated with the launch, marketing and promotion of the Collaboration Product and reimbursement of costs incurred by Neurocrine in accordance with the Marketing Collaboration Agreement or in accordance with
Section 8.2.2 above in connection with such launch, marketing, distribution and promotion. Accordingly, it is understood that Net Sales from Collaboration Products within the Marketing Collaboration will be credited to Ciba.

               8.2.4 Ciba Exclusive. In the event that Neurocrine elects not to enter into or continue the Marketing Collaboration for a Collaboration Product in Canada and USA in accordance with Section 9.1.3 below, Ciba shall have the exclusive right to market, sell and distribute such Collaboration Product in Canada and USA in full autonomy, subject to the payment of the amounts set forth in Section 9.1.3 and all other terms and conditions of this Agreement.

          8.3 Sublicensees. Subject to Article 11 below Ciba may grant sublicenses under its rights to market, sell and distribute Collaboration Products in the Ciba Territory and, with Neurocrine's approval, in North America; provided, however, that if Ciba has the exclusive right to market, sell and distribute such Collaboration Product in North America under Section 8.2.4 above, or if the desired sublicensee is an Affiliate of Ciba, then no such approval shall be required.

          8.4 Covenants. It is understood that, with respect to any particular Collaboration Product, whether or not the manufacture, use and sale of such Collaboration Product by Neurocrine and/or Ciba in any country requires a license under intellectual property rights of the other, neither Neurocrine nor Ciba shall market, sell or distribute a Collaboration Product anywhere in the world except in accordance with this Agreement.

          8.5 Conflicts of Interest. To avoid conflicts of interest with respect to other products and services of Ciba and its Affiliates, Ciba agrees that neither it nor its Controlled Affiliates shall price or discount Collaboration Products in a manner that discriminates against such Collaboration Products in favor of such other products or services.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ARTICLE 9

                                    ROYALTIES

          9.1  Neurocrine Profit Share.

               9.1.1 Calculation of Neurocrine Profit Share for Canada and USA. With respect to the sales of a Collaboration Product for use in Canada and USA through the Marketing Collaboration for such Collaboration Product, Ciba (itself or through its U.S. or Canadian Affiliates) shall pay to Neurocrine the Neurocrine Profit Share for such Collaboration Product. As used herein, the "Neurocrine Profit Share" for a Collaboration Product shall mean [ * ] of [ * ] from Net Sales of such Collaboration Product in Canada and USA; provided, however, that (on a country-by-country and product-by-product basis) Ciba shall be entitled to retain an additional [ * ] (the "Ciba Differential") (i.e., so that the Neurocrine Profit share is only [ * ] until such time as the cumulative Ciba Differential retained by Ciba in the U.S. and Canada, respectively, equals or exceeds the sum of (i) the Recoupable Development Costs for such Collaboration Product and
               (ii) the [ * ] for such Collaboration Product from such Net Sales in such country. It is understood and agreed that once any Recoupable Development Costs have been recovered by Ciba through the mechanism outlined in this Section 9.1.1 or otherwise reimbursed to Ciba, such recovered or reimbursed amounts shall cease to be Recoupable Development Costs for all purposes of this Agreement.

               9.1.2 Repayment of Recoupable Development Costs.

               (a) In the event that a Collaboration Product can reasonably be commercialized in neither the United States nor Canada, Ciba may terminate this Agreement in accordance with Section 9.1.2(c) and
               Section 18.4 below, at which point Neurocrine shall repay to Ciba [ * ] of the Recoupable Development Costs (to the extent such Recoupable Development Costs have not otherwise been recouped by
               Ciba). At Neurocrine's election, such payment shall be made in cash, and/or in shares of Neurocrine Common Stock (the "Shares") valued at a price (the "Repayment Price") equal to the greater of [ * ] per share [ * ] or the fair market value thereof as of the date of such election by Neurocrine. In the event that the Shares shall be subdivided or combined after the date hereof by way of stock split, reverse stock split, or other form of corporate re-organization of Neurocrine, the Repayment Price of [ * ] per share shall be proportionately adjusted.

                    (b) For purposes of this Section 9.1.2, it will be deemed that a Collaboration Product can reasonably be commercialized neither in the United States nor in Canada if one of the following events or an event of similar magnitude occurs (each of these events being referred to as an "Infeasibility Event"):





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



                         (i) Both of the following conditions are met: (A) the
potential Collaboration Product would necessarily infringe, in a manner that would block the commercialization of such Product, a patent owned by a third party that is issued in the USA and Canada ("Infringed Rights"); and (B) neither party is able to secure a license under such Infringed Rights on reasonable terms and conditions within a reasonable time period.

                         (ii) All three (3) of the following conditions are met:
(A) [ * ] (B) no other Collaboration Products with similar market potential are then part of the Plan and Budget then in effect, and (C) it is likely that the nature of the adverse events described in (A) above would result from all Collaboration Products.

                         (iii) Both of the following conditions are met: (A)
[ * ] and (B) no other Collaboration Products with similar market potential are then part of a Plan and Budget then in effect or all data produced with respect to remaining Collaboration Products demonstrate that [ * ]

                         (iv) Both of the following conditions are met: If (A)
[ * ] and (B) Ciba and/or Neurocrine as a consequence of this notification decide(s) not to market the Collaboration Product in the USA or give(s) up marketing the Collaboration Product in the USA, provided that Ciba can show reasonable grounds for this consequence.

                    (c)  To exercise its right to terminate pursuant to this
Section 9.1.2, Ciba shall provide to Neurocrine a notice of Ciba's intention to terminate under this Section 9.1.2, describing the particular Infeasibility Event which Ciba believes has occurred. The Steering Committee shall determine within sixty (60) days after Neurocrine's receipt of such notice whether the Infeasibility Event has in fact occurred. If the Steering Committee finds that the Infeasibility Event has occurred, Ciba shall have the right to terminate the Agreement under Section 18.4 within one hundred twenty (120) days after Ciba's notice, which termination shall take effect upon ninety (90) days notice, unless Neurocrine has provided to the Steering Committee a reasonable plan to overcome the Infeasibility Event, which plan shall be duly considered by the Steering Committee. If there is any other dispute as to whether an Infeasibility Event has occurred, the matter shall be resolved in accordance with Sections 19.1 and
19.2 below. Unless Ciba withdraws its notice of termination under this Section within ninety (90) days after its delivery to Neurocrine, this Agreement shall terminate at the end of such period regardless of whether the Steering Committee agrees that an Infeasibility Event has occurred or whether Neurocrine disputes Ciba's right to terminate under this Section 9.1.2. If any such dispute proceeds to arbitration and the arbitration


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



concludes that Ciba did not have the right to terminate under this Section 9.1.2, the termination shall be deemed a termination by Ciba under Section 18.3 below.

               9.1.3 Neurocrine Election. At Neurocrine's election with respect to any Collaboration Product, to be notified to Ciba [
                                       *                                     ]
the Marketing Collaboration(s) shall not be formed, or if formed shall thereupon terminate, with respect to such Collaboration Product, and Ciba or its Affiliates shall have the exclusive rights with respect to such Collaboration Product provided in Section 8.2.4 above. In addition, in such event Section
9.1.2 shall not apply with respect to any Recoupable Development Costs attributable to such Collaboration Product incurred before or after Neurocrine's election, and in lieu of the Neurocrine Profit Share described in Section 9.1.1 above, Ciba shall pay to Neurocrine royalties on Annual Net Sales by Ciba, its Affiliates and Sublicensees of such Collaboration Product in North America equal to the following percentages of such Annual Net Sales in North America:


        Annual Net Sales in North                  Royalty on Incremental
                 America                            Amount of Net Sales
-------------------------------------------------------------------------------

                    [ * ]                                   [ * ]

In the event that it is impracticable for Ciba to consolidate sales for Canada and the United States, the parties agree to establish separate royalty scales, consistent with the foregoing, to allow for separate calculations of royalties on Canadian and U.S. Net Sales and achieve the same results as if they were consolidated. [

                                *
                                              ].

        9.2 Running Royalties. In addition to the amount to be paid under
Section 9.1 above, Ciba shall pay royalties to Neurocrine equal to the following percentages of Annual Net Sales by Ciba, its Affiliates and permitted Sublicensees permitted of Collaboration Products sold for use in the Ciba
Territory:

      Annual Net Sales in the Ciba                Royalty on Incremental
               Territory                           Amount of Net Sales
-------------------------------------------------------------------------------

                 [ * ]                                      [ * ]



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the Commission.  Confidential treatment has been requested with respect to the omitted portions.

          9.3  Calculation of Royalties.

               9.3.1 Annual Net Sales. For purposes of Section 9.1.3 and Section
9.2 above, "Annual Net Sales" for a territory shall mean total Net Sales of Collaboration Products for use in such territory for a particular calendar year after the first commercial sale of the first Collaboration Product in the applicable territory (i.e. Canada and USA, in the case of Section 9.1.3 above, and the Ciba Territory in the case of Section 9.2 above), and units of Collaboration Products shall be considered sold in the year in which the order is accepted, the units are shipped to a customer, or the invoice is sent, whichever occurs first. In the event that during the term of this Agreement Annual Net Sales for a territory are accumulated in a period of less than one
(1) full calendar year, for purposes of determining the incremental royalty rate under Section 9.1.3 above and/or Section 9.2 for such period, the royalty to be paid shall be based on annualizing the Annual Net Sales according to the formula (12/X)(Y), where X is the number of calendar months (any calendar month in which sales activity occurs in the territory on fifteen (15) or more days shall qualify as a calendar month for purposes of this calculation) in the period, and Y is the sum of all Net Sales during the period in that territory.

               9.3.2 No Patents. Subject to Section 9.5 below, in the event that the sale of a Collaboration Product is not covered by a Valid Claim in the country in which such Collaboration Product is sold, the royalty rates in
Section 9.1.3 and Section 9.2 above payable with respect to Net Sales of such Collaboration Products in such country shall be reduced by [ * ]

               9.3.3 Several Patents. No cumulation of royalties shall be made in the event a Collaboration Product is covered by Valid Claims of more than one patent.

          9.4  Third Party Payments.

               9.4.1 Reimbursement to Neurocrine. Subject to Section 9.4.3 below, Ciba shall reimburse Neurocrine for [ * ] of the running royalties paid by Neurocrine under that certain License Agreement between Stanford University and Neurocrine effective as of November 30, 1994 (the "Stanford Agreement"), and subject to Section 9.4.2 below, [ * ] percent [ * ] of any running royalty by Neurocrine under any other Third Party Agreement entered into by Neurocrine, in each case as a result of the development and commercialization of Collaboration Products in accordance with this Agreement.

               9.4.2 Ciba Third Party Agreements/Credits to Ciba. Ciba shall also be solely responsible for the payment of any running royalties due on Net Sales to third parties under Third Party Agreements entered into by Ciba; provided, however, that subject to Section 9.5 below, [ * ] of (i) payments made by Ciba pursuant to such a Third Party Agreement, and (ii) amounts paid to Neurocrine under Section 9.4.1 above with respect to Third Party Agreements other than the Stanford Agreement, shall be credited against royalties due to Neurocrine under Section 9.1.3 and Section 9.2 above on Net Sales of the Collaboration Product and country for which such payments were made under such Third Party Agreements, up to a maximum of [ * ]




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                                      -21-
percent [ * ] of amount of the royalties due Neurocrine under Section 9.1.3 and
Section 9.2 above on such Net Sales.

               9.4.3 Canada and USA. In the event that a Marketing Collaboration is formed for a Collaboration Product in Canada and USA pursuant to Section 8.2 above, all running royalties due to third parties under the Third Party Agreements on Net Sales of Collaboration Products for use in Canada and USA shall be deducted from the resulting revenues to the Marketing Collaboration as costs of goods prior to determining the [ * ] (or [ * ] as the case may be), and Ciba shall pay or reimburse Neurocrine for such running royalties under the Third Party Agreements on Net Sales through the Marketing Collaboration.

          9.5 Minimum Royalty Rate. Notwithstanding any other provision of this Agreement, in no event shall the net royalties paid to Neurocrine on Net Sales of Collaboration Products under Section 9.1.3 or Section 9.2 above be reduced to less than [ * ] of such Net Sales. As used in this Section 9.5, "net royalties" shall mean the amount of royalties actually paid to and retained by Neurocrine after all credits and adjustments provided under this Agreement, and after deducting any amounts paid by Neurocrine to third parties under any Third Party Agreement(s) and not reimbursed by Ciba thereunder.


                                   ARTICLE 10

                           PAYMENTS; BOOKS AND RECORDS

          10.1 Royalty Reports and Payments. After the first commercial sale of a Collaboration Product in any country, Ciba agrees to make quarterly written reports to Neurocrine within seventy-five (75) days after the end of each calendar quarter, which report shall include, in reasonable detail (i) a calculation of royalties due to Neurocrine with respect to net sales of Collaboration Products in such quarter, and (ii) the Neurocrine Profit Shares for such quarter, each such report shall state the number, description, and aggregate Net Sales of the Collaboration Product sold during the calendar quarter. Concurrently with the making of such reports, Ciba shall pay to Neurocrine the royalties and Neurocrine Profit Shares specified in Article 9.

          10.2 Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated by Neurocrine. All payments hereunder shall be made in U.S. dollars.

          10.3 Currency Conversion. Sales outside the United States accrued in currencies other than Swiss Francs shall be converted into Swiss Francs according to Ciba's standard method of exchange conversion of foreign sales for statistical purposes, such as used for Ciba's annual report to its shareholders. The conversion of amounts payable under this Agreement from Swiss Francs into U.S. dollars shall be made using the average of the buying and selling rates of exchange as published in The Wall Street Journal on the last business day of the month in which such payment was due.




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the Commission.  Confidential treatment has been requested with respect to the
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                                      -22-

          10.4 Taxes.

               10.4.1 General. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law. If the paying party is so required to deduct or withhold such party will:

                    (1)  promptly notify the other party of such requirement;

                    (2) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other party;

                    (3) promptly forward to the other party an official receipt (or certified copy), or other documentation reasonably acceptable to the other party, evidencing such payment to such authorities.

In case the other party cannot take a full credit against its tax liability for the withholding tax deducted or withheld by the paying party then such party may propose a change to the then current arrangement with respect to the flow of monies under this Agreement in order to reduce or eliminate the extra cost for any party.

In case no solution can be found in order to reduce or eliminate above referred extra cost or the other party has sound business reasons to reject the paying party's proposals and the other Party can demonstrate by means of written documentation, certified by a mutually agreed external auditor, that the other party cannot take a full credit against its tax liability then the amount of taxes to be paid by the other party exceeding the tax credit, if any, will be reimbursed by the paying party up to fifty percent (50%) of such amount.

                10.4.2 Marketing Collaboration. In the event Neurocrine and one or more of Ciba's Affiliates enter into the Marketing Collaboration in Canada and USA pursuant to Section 8.2, then (a) the Affiliate of Ciba which is party to the Marketing Collaboration Agreement with respect to the jurisdiction in question (the "Ciba Affiliate Party") shall indemnify Neurocrine and any deemed joint venture established pursuant to the Marketing Collaboration Agreement from and against any tax or similar governmental charge assessed with respect to and directly attributable to the Ciba Affiliate Party's interest in the income or assets of any such deemed joint venture as to which taxes or governmental charges should be allocated to the Ciba Affiliate Party, and (b) Neurocrine shall indemnify the Ciba Affiliate Party and any deemed joint venture established pursuant to the Marketing Collaboration Agreement from and against any tax or similar governmental charge assessed with respect to and directly attributable to Neurocrine's interest in the income or assets of any such deemed joint venture as to which taxes or governmental charges should be allocated to Neurocrine.

          10.5 Records; Inspection.

               10.5.1 Generally. Ciba, Neurocrine and their Affiliates and Sublicensees shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable or accountable hereunder. Such books and records shall be kept at one of the prin cipal place of business of Ciba, its Affiliate or Sublicensee as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a independent auditor of Neurocrine for the purpose of verifying the amounts payable by Ciba pursuant to Article 9. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Neurocrine and Ciba. The auditing party's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Such auditor shall only report inaccuracies in amounts payable under this Agreement. With respect to audits of Ciba's books and records, Ciba may request that an independent auditor familiar with Ciba's record keeping systems be present at the audit to assist Neurocrine's auditor in using Ciba's internal record management system. Each party shall bear the costs and expenses of its representative for inspections conducted under this Section 10.5, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid by the party to the favor of which the deviation occurred, together with interest on such unpaid amounts at the rate specified in Section 10.2 above.

               10.5.2 Reimbursable Costs. Without limiting Section 10.5.1 above, it is understood that Section 10.5.1 shall apply with respect to Recoupable Development Costs, Manufacturing Costs and Other Operating Costs, provided that for such items the three (3) year period specified in 10.5.1 shall begin with the period in which Ciba recoups such amounts under Section 9.1 above. Within seventy-five (75) days after the end of each year during the term of the Development Program until all Recoupable Development Costs are recouped by Ciba under Section 9.1 above, Ciba shall provide to Neurocrine a written report describing in reasonable detail the Recoupable Development Costs incurred during such year, and the total Recoupable Development Costs incurred from the commencement of the Development Program through the end of such year.


                                   ARTICLE 11

                                  DUE DILIGENCE

          11.1 Ciba. Ciba shall use the same diligent efforts with respect to the development, marketing, sale, promotion and monitoring of each Collaboration Product as Ciba expends for its own products being developed with similar market potential.

          11.2 Exclusivity of Efforts. During the performance of the Programs, and thereafter until the approval of a PLA for a Collaboration Product in a Major Country, Ciba and Neurocrine each agree not to develop or commercialize a product within the Field or to grant to a third party a license to sell any product specifically intended, at the time the license is granted, for use within the Field, other than Collaboration Products under this Agreement, subject to the following: In the event that such Collaboration Product can be developed additionally for (an) indication(s) other than MS ("Other Indications"), the parties may agree to develop and commercialize such Collaboration Product for Other Indications according to the terms of this Agreement. If Neurocrine does not agree to such development, Ciba may perform such development on its own and at its own expense; provided, however, to the extent Section 8.2 and Section 9.1.2 above would otherwise apply to such Collaboration Product: (i) no costs associated with such Other Indications for such Collaboration Product shall be included in Recoupable Development Costs hereunder; (ii) all costs associated with such Other Indications for a Collaboration Product, including without limitation the costs to launch and promote such Collaboration Product for such Other Indications, as well as the revenues from sales of such Collaboration Product for such Other Indications, shall all be excluded from the calculation of Pre-Tax Operating Profit for purposes of determining Neurocrine's Profit Share from such Collaboration Product; and (iii) the royalties specified in Article 9 above shall apply to all Net Sales of such Collaboration Product for such Other Indications throughout the world.


                                   ARTICLE 12

                              MANUFACTURING RIGHTS

          12.1 Manufacturing.

               12.1.1 Generally. Subject to Sections 12.2 and 12.3 below, Ciba shall have the exclusive right to manufacture or have manufactured the Collaboration Products anywhere in the world for sale or use throughout the world. Neurocrine shall use its best efforts to make available to Ciba any necessary and/or useful manufacturing know-how of third parties manufacturing Collaboration Products.

               12.1.2 Manufacture in U.S.. To the extent required by 35 U.S.C. ss.200 et seq, all Collaboration Products for sale in the United States shall be substantially manufactured in the United States. Neurocrine agrees to use good faith efforts to obtain a waiver of any such requirement under the Stanford License.

               12.1.3 Manufacture by [ * ]. Neither [ * ] nor any entities controlled by [ * ] shall manufacture the Collaboration Products for the Marketing Collaboration without the written consent of Neurocrine.

          12.2 Clinical Materials. Neurocrine shall use reasonable efforts to manufacture or have manufactured and supply to Ciba, and Ciba shall purchase from Neurocrine, such quantities of Collaboration Products as are reasonably required by Ciba to perform its obligations under the Development Program through Phase II trials in the United States pursuant to the Development




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                                      -25-

Plan and Budget then in effect. All other Collaboration Products for use in the Development Program shall be manufactured or supplied by Ciba. The transfer price that Ciba shall pay to Neurocrine for quantities of such Collaboration Products pursuant to Section 6.2.2 shall be one hundred percent (100%) of Neurocrine's Manufacturing Costs of such Collaboration Products.

          12.3 Canada and USA. In the event that a Marketing Collaboration is formed under Section 8.2 above to market a Collaboration Product in Canada and USA and Ciba elects to manufacture the Collaboration Product for commercialization in the USA and/or Canada, Ciba shall supply Collaboration Products for sale in Canada and USA at a price equal to Ciba's Manufacturing Cost for such Collaboration Products; provided, however, that if a third party can supply the Collaboration Product to the Marketing Collaboration in equivalent quality and reliability, in sufficient quantities and at a price that is less than Ciba's Manufacturing Cost for such Collaboration Product, either
(i) the Collaboration Product shall be supplied to the Marketing Collaboration from such third party, or (ii) the Collaboration Product shall be supplied by Ciba at a price equal to the unit price at which the third party would supply such Collaboration Product. In connection with the Marketing Collaboration Agreement, the parties shall enter into a supply agreement ("Supply Agreement") with Ciba or their Affiliates on reasonable and customary terms with respect to the supply arrangements contemplated in this Section 12.3 for such Collaboration Products in Canada and USA.


                                   ARTICLE 13

                                 LICENSE GRANTS

          13.1 Grant to Ciba. Subject to the terms and conditions of this Agreement, Neurocrine hereby grants to Ciba an exclusive license with the right to sublicense, under the Neurocrine Technology to manufacture, have manufactured, develop, use, sell, import, and otherwise distribute Collaboration Products for use within the Ciba Territory and North America. Without limiting the foregoing, it is understood that the license granted hereunder shall extend to the use of Collaboration Products for MS as well as any other indication outside the Field.

          13.2 Grant to Neurocrine. Unless Neurocrine elects, pursuant to
Section 8.2 above, not to establish or continue the Marketing Collaboration for a Collaboration Product in Canada and USA, Ciba hereby grants to Neurocrine such non-exclusive licenses under Ciba's patents and technology, as are necessary for the Marketing Collaboration as contemplated in Article 8 above. Such licenses shall be specified in further detail in the Marketing Collaboration Agreement.

          13.3 No Rights Beyond Collaboration Products. Except as expressly provided in Section 11.2, nothing in this Agreement shall be deemed to grant to Ciba rights in products or technology other than the Collaboration Products or be deemed to restrict Neurocrine's right to exploit any Neurocrine Technology, as applicable, in products other than Collaboration Products.

                                   ARTICLE 14

                              INTELLECTUAL PROPERTY

        14.1 Ownership of Inventions. Title to all inventions and other intellectual property made solely by Ciba personnel in connection with the Research Program or the Development Program shall be owned by Ciba. Title to all inventions and other intellectual property made solely by Neurocrine personnel in connection with the Research Program or the Development Program shall be owned by Neurocrine. Title to all inventions and other intellectual property made jointly by personnel of Neurocrine and Ciba in connection with the Research Program or the Development Program shall be jointly owned by Ciba and Neurocrine. Subject to the exclusive rights granted to Ciba under this Agreement, and subject to the exclusivity of efforts described in Section 11.2, it is understood that neither party shall have any obligation to account to the other for profits, or to obtain any approval of the other party to license or exploit a joint invention, by reason of joint ownership of any invention or other intellectual property.

          14.2 Patent Prosecution.

               14.2.1 Neurocrine's Sole Inventions. Subject to Section 14.2.3 below, Neurocrine shall control, at its own expense (subject to 14.2.4 below), the worldwide preparation, filing, prosecution and maintenance of the patent applications and patents based on inventions within the Neurocrine Technology in consultation with Ciba under 14.2.5 below, in such countries as it deems appropriate, and conduct of any interferences, re-examinations, reissues, oppositions or requests for patent term extensions within the Neurocrine Technology using counsel of its choice.

               14.2.2 Ciba's Sole Inventions. Subject to Section 14.2.1 above and 14.2.3 below, Ciba shall control, at its own expense (subject to 14.2.4 below), the worldwide preparation, filing, prosecution and maintenance of patent applications and patents owned or controlled by Ciba or its Controlled Affiliates relating to a Collaboration Product or its manufacture, sale or use (the "Ciba Patents") in consultation with Neurocrine under 14.2.5 below in such countries as it deems appropriate, and conduct of any interferences, re-examination, re-issues, oppositions or requests for patent term extensions within the Ciba Patents using counsel of its choice.

               14.2.3 Joint Inventions. Subject to prior submission to Neurocrine, Ciba shall have the right to file, prosecute and maintain patent applications, patents and other intellectual property protection for inventions that are owned jointly by Ciba and Neurocrine under Section 14.1 above, and Neurocrine agrees to take all reasonable action to cooperate with Ciba in this regard. Ciba shall keep Neurocrine informed of the status of each joint invention for which patent applications have been filed and shall consult with Neurocrine with respect to the drafting of such patent applications and responses required during prosecution in each country wherein patent protection is sought for such joint invention prior to submission of such patent application(s) and/or response(s). Each party shall promptly reimburse the other for one-half (1/2) of the reasonable out-of-pocket expenses in connection with such activities as they are incurred, unless and until Neurocrine notifies Ciba that

Neurocrine will no longer reimburse Ciba for any further costs under this
Section 14.2.3 related to any patent or patent application, in which case all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon shall be owned by Ciba (in which case such patent applications and patents issuing therefrom shall be within the Ciba Patents for purposes of this Agreement), and in such event Neurocrine shall promptly execute any document(s) required to transfer Neurocrine's right, title and interest in and to such patent application(s) or patent(s) subsequent to such notification to Neurocrine. In the event Ciba elects not to take such action or reimburse Neurocrine's costs with respect to any jointly owned inventions in accordance with this Section 14.2, then Neurocrine shall have the right to file, prosecute and maintain such patent applications or patents at its sole expense, in which case all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon shall be owned by Neurocrine and, in such event, Ciba shall promptly execute any document(s) required to transfer Ciba's entire right, title and interest in and to such patent application(s) or patent(s) upon receipt of a request from Neurocrine to do so.

               14.2.4 Sharing Other Costs. Ciba and Neurocrine shall share equally the reasonable out-of-pocket expenses incurred by Neurocrine or Ciba with respect to the filing, prosecution, and maintenance of patents (i) under the Stanford License Agreement and (ii) any other patents, patent applications or other intellectual property (including the Neurocrine Patents) owned by Ciba or Neurocrine (except joint inventions by the said parties) or licensed to Neurocrine or Ciba (individually or collectively, the "Third Party Technology") which the parties reasonably agree are necessary or materially beneficial to the commercialization of the Collaboration Products. With respect to any interferences, re-examinations, reissues, oppositions, requests for patent term extensions or the like, Ciba shall pay the costs thereof for the Ciba Territory, and Neurocrine shall bear a percentage of the cost of such proceedings in [ * ] equal to the percentage of [ * ] (i.e. [ * ]), if any, in effect at the time such costs are incurred. With respect to any such action for which Ciba shall pay more than one-half (1/2) of the out-of-pocket costs, Ciba shall have the right to control such action; if in such case Ciba fails to commence the particular action within the earlier of one hundred twenty (120) days after a request by Neurocrine to do so, or the time by which such action must be taken to preserve the right to do so, or Ciba thereafter fails diligently to pursue such action, Neurocrine shall have the right to take such action at its own expense, in which case the license granted to Ciba hereunder with respect to any Neurocrine Patent that is the subject of such action shall thereafter become non-exclusive, and Section 11.2 shall not apply with respect to any grant by Neurocrine of a license thereunder.

               14.2.5 Cooperation. Each of Neurocrine and Ciba shall keep the other reasonably informed as to the status of patent matters pertaining to the Neurocrine Patents and Ciba Patents, as applicable, including providing to the other party copies of any significant documents that such party receives from or sends to patent offices, such as notices of interferences, re-examinations, oppositions or requests for patent term extensions, all as reasonably requested by the other party. Neurocrine and Ciba shall each cooperate with and assist the other in connection with such activities, at the other party's request and expense, and shall use good faith efforts to consult with






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                                      -28-
each other regarding the prosecution and maintenance of the Ciba Patents and the Neurocrine Patents as is reasonably appropriate.

        14.3 Defense of Third Party Infringement Claims. If the production, sale or use of any Collaboration Product pursuant to this Agreement results in a claim, suit or proceeding (collectively, "Actions") alleging patent infringement against Neurocrine or Ciba (or their respective Affiliates or Sublicensees), such party shall promptly notify the other party hereto in writing. The party subject to such Action shall have the exclusive right to defend and control the defense of any such Action using counsel of its own choice, and the Action, subject to Article 17, shall be at such party's own expense; provided, however, that the other party may participate in the defense and/or settlement thereof at its own expense with counsel of its choice. Except as agreed in writing by Ciba and Neurocrine, the party named in the Action shall not enter into any settlement relating to a Collaboration Product, if such settlement admits the invalidity or unenforceability of any patent within the Neurocrine Patents or the Ciba Patents, as applicable, of the other party. The party in the Action agrees to keep the other party hereto reasonably informed of all material developments in connection with any such Action.

        14.4 Enforcement. Subject to the provisions of this Section 14.4, in the event that Neurocrine or Ciba reasonably believes that any Neurocrine Patents or Ciba Patents necessary for the manufacture, use or sale of a Collaboration Product is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement in such country, in each case with respect to the manufacture, sale or use of a product within the Field, Ciba or Neurocrine (respectively) shall promptly notify the other party hereto. The party whose patent is so allegedly infringed or misappropriated, or is subject to such declaratory judgment action, (for purposes of this Section 14.4, the "Owner") shall have the initial right (but not the obligation) to enforce such patent or defend any declaratory judgment action with respect thereto (for purposes of this Section 14.4, an "Enforcement Action").

                14.4.1 Initiating Actions. In the event that the Owner fails to initiate an Enforcement Action to enforce the Neurocrine Patents or the Ciba Patents, as applicable, against a commercially significant infringement by a third party in a country, which infringement consists of the manufacture, sale or use of a product within the Field in such country, within one hundred eighty
(180) days of a request by the other party to this Agreement ("Other Party") to initiate such Enforcement Action, such Other Party may initiate an Enforcement Action against such infringement at its own expense with the Owner's prior written approval, which approval shall not be unreasonably withheld. The Owner shall cooperate in such Enforcement Action at the Other Party's expense, provided that the Other Party indemnifies the Owner against any liability to other parties to the litigation arising therefrom. The party initiating or defending any such Enforcement Action shall keep the Other Party hereto reasonably informed of the progress of any such Enforcement Action, and such Other Party shall have the right to participate with counsel of its own choice at its own expense.

               14.4.2 Recoveries. The party initiating the Enforcement Action under this Section 14.4 shall have the right to retain any recoveries therein but shall reimburse the Other Party all the cost and expenditure as documented which the latter may have reasonably incurred at the initiating party's request in the context of the infringement.

          14.5 Third Party Rights. The foregoing provisions of this Article 14 shall be subject to and limited by any Third Party Agreements pursuant to which Neurocrine and Ciba, as the case may be, acquired any particular Neurocrine Patents or Ciba Patents.


                                   ARTICLE 15

                         REPRESENTATIONS AND WARRANTIES

          15.1 Neurocrine Warranties. Neurocrine warrants and represents to Ciba that (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (ii) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (iii) to its knowledge and belief and after diligent search, Neurocrine has not received from a third party notice that the manufacture, sale or use of a product in the Field would infringe any intellectual property rights of such third party and no action, suit or claim has been initiated or threatened against Neurocrine with respect to the Neurocrine Technology or its right to enter into and perform its obligations under this Agreement; (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Neurocrine Technology, or any portion thereof, to manufacture, sell or use a Collaboration Product that is in conflict with the rights or licenses granted under this Agreement; and (v) the agreements listed in Exhibit A is a complete and accurate list of all agreements between Neurocrine and third parties pertaining to the Collaboration Products that are in existence as of the Effective Date.

          15.2 Ciba Warranties. Ciba warrants and represents to Neurocrine that
(i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (ii) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (iii) to its knowledge and belief and after diligent search, Ciba has not received from a third party notice that the manufacture, sale or use of a product in the Field would infringe any intellectual property rights of such third party and no action, suit or claim has been initiated or threatened against Ciba with respect to the Ciba Technology or its right to enter into and perform its obligations under this Agreement; (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Ciba Technology, or any portion thereof, to manufacture, sell or use a Collaboration Product that is in conflict with the rights or licenses granted under this Agreement; and (v) as of the Effective Date, Ciba has not entered into an agreement with any third party to acquire rights to any patent or technology which Ciba believes is reasonably necessary to allow the manufacture, use or sale of a Collaboration Product in any country and which would require the payment of royalties on Net Sales of such Collaboration Product.

          15.3 Disclaimer of Warranties. NEUROCRINE AND CIBA EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE RESEARCH, PRODUCT DEVELOPMENT, AND THE NEUROCRINE AND CIBA INTELLECTUAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF NEUROCRINE OR CIBA TECHNOLOGY, PATENTED OR UNPATENTED, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.


                                   ARTICLE 16

                                 CONFIDENTIALITY

          16.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for seven (7) years thereafter, the receiving party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is confirmed in writing within a reasonable time after such disclosure to be confidential or proprietary by the party disclosing such information at the time of such disclosure ("Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

               (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

          16.2 Permitted Disclosures. Notwithstanding the provisions of Section
16.1 above, each party hereto may disclose the other party's Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to it under this Agreement (including the right to grant sublicenses, as applicable), in filing or prosecuting patent applications, prosecuting or defending litigation, as required by law or applicable governmental regulations, submitting information to tax or other governmental authorities, or conducting clinical trials hereunder with respect to Collaboration Products, provided that if a party is required by law or applicable governmental regulations, to make any such disclosure of the other party's Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). If the party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other party to delay the proposed disclosure (to the extent the disclosing party may legally do so), for a reasonable period of time to allow for the filing of such an application.


                                   ARTICLE 17

                                 INDEMNIFICATION

          17.1 Indemnification of Neurocrine. Ciba shall indemnify each of Neurocrine and its Affiliates and the directors, officers, and employees of Neurocrine and such Affiliates and the successors and assigns of any of the foregoing (the "Neurocrine Indemnitees"), and hold each Neurocrine Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") incurred by any Neurocrine Indemnitee, arising from or occurring as a result of (a) claims relating to any Collaboration Product(s) used, sold or otherwise distributed by Ciba, its Affiliates or Sublicensees, except to the extent such claim is caused by the negligence or willful misconduct of a Neurocrine Indemnitee and/or breach of Neurocrine's representations and warranties under Article 15; or (b) subject to Section 9.4.2 above, infringement claims brought by third parties with respect to the manufacture, sale or use of Collaboration Products hereunder or the conduct of the Research Program or Development Program.

          17.2 Indemnification of Ciba. Neurocrine shall indemnify each of Ciba and its Affiliates and the directors, officers, and employees of Ciba and such Affiliates and the successors and assigns of any of the foregoing (the "Ciba Indemnitees"), and hold each Ciba Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") incurred by any Ciba Indemnitee, arising from or occurring as a result of (i) the negligence or willful misconduct of Neurocrine, or (ii) breach by Neurocrine's representations and warranties under Article 15.

          17.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees or agents intend to claim such indemnification, and, except for matters described in Section 17.1(b) above, the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity agreement in this Article shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Article. The Indemnitee under this Article, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.


                                   ARTICLE 18

                              TERM AND TERMINATION

         18.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this
Article 18, shall continue in full force and effect on a product-by-product and country-by-country basis, until the later of: (i) such time as neither the manufacture, sale nor use of the particular Collaboration Product would infringe a Valid Claim in such country; or (ii) [ * ] years after the first commercial sale of such Collaboration Product in such country.

        18.2 Termination for Cause. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period.

        18.3 Termination Upon Notice. Ciba may terminate this Agreement upon six
(6) months written notice to Neurocrine; provided, however, that such notice may not be delivered prior to December 30, 1997.

        18.4 Termination For Infeasibility. Ciba may terminate this Agreement according to the procedure defined in Section 9.1.2 above upon the occurrence of any Infeasibility Event referring to all Collaboration Products under development; provided that such termination shall not take effect prior to January 1, 1998.






* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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



          18.5 Effect of Termination.

               18.5.1 Accrued Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

               18.5.2 Survival. Articles 1, 16, 18, 19 and 20, Sections 5.1.1, 10.2, 10.3, 10.4, 10.5, 13.3, 14.1 and 14.2.3 of this Agreement shall survive expiration or termination of this Agreement for any reason. In addition:

                    (a) It is understood that following an expiration (but not an earlier termination, except as provided in this Section 18.5), this Agreement shall not be deemed to prevent Ciba from continuing to commercialize Collaboration Products in the Ciba Territory without obligation to Neurocrine, other than with respect to paying any royalties or other obligations owed to third parties as a result of such commercialization under any Third Party Agreement(s).

                    (b) Upon the expiration, but not an earlier termination, of this Agreement, any Marketing Collaboration formed with respect to a Collaboration Product shall survive, and the provisions of Section 8.2, 8.3, 8.4, 8.5, 9.1.1, 9.1.3, 9.4.3, 12.3 and Article 10, applicable to such
Collaboration Product shall also survive. In the event that Neurocrine has elected not to enter into or continue or in the event that Neurocrine elects not to continue a Marketing Collaboration for a Collaboration Product this Agreement shall not be deemed to prevent Ciba from continuing respectively from starting to commercialize such Collaboration Product in Canada and USA without obligation to Neurocrine other than with respect to paying any royalties or other obligations owed to third parties as a result of such commercialization and any Third Party Agreements(s).

                    (c) In the event of a termination by Ciba under Section 18.2 by reason of a material breach by Neurocrine, Ciba shall have an exclusive, worldwide license, with the right to grant and authorize sublicenses, under the Neurocrine Technology to make, have made, develop, use and sell the Collaboration Products and in addition to the other Articles surviving as set forth above, Sections 8.3, 9.1.3, 9.2, 9.3, 9.4, 9.5, 14.3, 14.4 and 14.5, and
Article 10, shall also survive provided that (i) any royalties thereafter payable by Ciba to Neurocrine with respect to sales of such Collaboration Product shall be reduced by [ * ] of the amounts stated in Article 9 above.

                    (d) In the event of a termination of this Agreement by Neurocrine under Section 18.2 by reason of a material breach by Ciba, or by reason of a termination of this Agreement by Ciba under Section 18.3 or 18.4:
(i) Ciba's obligations and Neurocrine's rights (but not Ciba's rights or Neurocrine's obligations) under Section 5.2 and Sections 5.1.1 and 7.1 shall also survive; (ii) Neurocrine shall have an exclusive, worldwide license, with the right to grant and authorize sublicenses under any Ciba Patents (as defined in 14.2.2 above), to import, export, make, use and





* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

sell Collaboration Products; (iii) Neurocrine shall have the right to use and disclose to third parties for any purpose the items and information described in Sections 5.1.1 and 7.1, or provided to Neurocrine as described below (including without limitation the right to reference any regulatory filings made with respect to Collaboration Products); and (iv) with respect to a termination by Ciba under Section 18.4, Neurocrine's obligations under Section 9.1.2 shall also survive. In any such event, Ciba shall provide to Neurocrine within thirty (30) days of such termination all data, including all clinical data developed or obtained by Ciba pursuant to the Development Program; and any regulatory documents prepared for submission or submitted by Ciba to any health regulatory agency with respect to any Collaboration Product. Upon any termination described in this part 18.5.2(d), Ciba shall diligently proceed in good faith to assign to Neurocrine all governmental filings, including all INDs, PLAs, NDAs and the like (and any foreign equivalents thereof) with respect to Collaboration Products and to otherwise assist Neurocrine as Neurocrine may reasonably request to enable Neurocrine or its designee to commercialize the Collaboration Product(s) in an expeditious manner. In the event that Neurocrine elects to exercise the license granted to it under (ii) above with respect to a Collaboration Product (it being understood that Neurocrine may terminate such license with respect to any particular Ciba Patent(s) or Collaboration Products(s) by so notifying Ciba), Neurocrine shall pay to Ciba a reasonable royalty on net sales by Neurocrine of such Collaboration Product the sale of which would, but for such license, infringe a valid claim of an issued patent within the Ciba Patents in the country for which such Collaboration Product is sold; such royalty shall not exceed [ * ] of the royalties specified in Section 9.2 above, applied on a worldwide basis. If the parties are unable to agree upon such royalty the matter shall be resolved, consistent with the foregoing, pursuant to Section 19.2 below, except that the arbitration shall be completed within sixty (60) days after the appointment of the Panel.

                    (e)  It is understood that upon a termination by Ciba under
Section 18.3 or 18.4 above, Ciba's obligation to make payments under Section 6.2 above shall continue until the effective date of such termination. In addition, in such event, Ciba shall reimburse Neurocrine for any noncancellable commitments that were pre-approved by the Steering Committee. In the event of such a termination, the parties shall agree upon a reasonable plan to wind-down Ciba's activities under the Development Program.


                                   ARTICLE 19

                               DISPUTE RESOLUTION

          19.1 Disputes. If the parties are unable to resolve any dispute between them arising out of this Agreement, either party may, by written notice to the other, have such dispute referred to the Chief Executive Officer of Neurocrine and a member of the Management Committee of the Pharmaceutical Division of Ciba, for attempted resolution by good faith negotiations within twenty-one (21) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers should be conducted by telephone, with three (3) days and times




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

within the period stated above offered by the designated officer of Ciba to the designated officer of Neurocrine for consideration.

          19.2 Full Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement shall be settled by binding arbitration in the manner described in this Section 19.2. The arbitration shall be conducted pursuant to the Commercial Rules and Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association then in effect. Notwithstanding those rules, the following provisions shall apply to the arbitration hereunder:

               19.2.1 Arbitrators. The arbitration shall be conducted by a single arbitrator; provided that at the request of either party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) arbitrator chosen by each of Neurocrine and Ciba and the third appointed by the other two
(2) arbitrators. If the parties are unable to agree upon a single arbitrator, or the third arbitrator in case of a panel of three (3), such single or third arbitrator (as the case may be) shall be appointed in accordance with the rules of the American Arbitration Association. In any event, the arbitrator or arbitrators selected in accordance with this Section 19.2.1 are referred to herein as the "Panel."

               19.2.2 Proceedings. The parties and the arbitrators shall use their best efforts to complete the arbitration within six (6) months after the appointment of the Panel under Section 19.2.1 above, unless a party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. In such case, the Panel may extend such time table as reasonably required. The Panel shall, in rendering its decision, apply the substantive law of the State of New York, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article 19 shall be governed by the U.S. Federal Arbitration Act. The proceeding shall be conducted in English and shall take place in New York, New York. The fees of the Panel shall be paid by the losing party which party shall be designated by the Panel. If the Panel is unable to designate a losing party, it shall so state and the fees shall be split equally between the parties. Neither party shall initiate an arbitration hereunder unless it has attempted to resolve the matter in accordance with Section 19.1 above. Any award with respect to late payments due hereunder shall include interest at commercially reasonable rates from the date such payments were due.


                                   ARTICLE 20

                                  MISCELLANEOUS

          20.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without reference to conflicts of laws principles or the U.N. Convention on the Sale of Goods.



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



          20.2 Force Majeure. Nonperformance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party.

          20.3 No Implied Waivers; Rights Cumulative. No failure on the part of Neurocrine or Ciba to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          20.4 Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Neurocrine or Ciba as partners in the legal sense. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party.

          20.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

                Ciba:                 Ciba-Geigy Limited
                                      Klybeckstrasse 141 CH-4002
                                      Basel, Switzerland
                                      Attn:  Head, Pharma Licensing
                                      cc:  Legal Department, Pharma Counsel

                Neurocrine:           Neurocrine Biosciences, Inc,
                                      3050 Science Park Road
                                      San Diego, California 92121-1102
                                      Attn:  Gary A. Lyons, President, CEO

                with a copy to:       Wilson Sonsini Goodrich & Rosati
                                      650 Page Mill Road
                                      Palo Alto, California 94304-1050
                                      Attn:  Kenneth A. Clark, Esq.

          20.6 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party hereto; except that either party may assign this Agreement without the other party's consent to a Controlled Affiliate and/or an entity that acquires substantially all of the business or assets of the assigning party, in each case whether by merger, acquisition, or otherwise; provided that in the case of an assignment to a Controlled Affiliate, the



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



assigning party shall remain fully responsible for all of its obligations hereunder. It is understood that Ciba or its successor may assign this Agreement to an entity that acquires substantially all of its pharmaceutical business and assets.

          20.7 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

          20.8 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

          20.9 Publicity. Each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party hereto, except to advisors, investors and others on a strict need-to-know basis, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement; thereafter, Ciba and Neurocrine may each disclose to third parties the information contained in such press release and Question & Answer outline at the agreed date and time and thereafter without the need for further approval by the other.

          20.10 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

          20.11 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

          20.12 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Neurocrine and Ciba are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions. Neurocrine and Ciba shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

          20.13 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, including but not limited to the Letter Agreement dated January 19, 1996, whether written or oral, between Neurocrine and Ciba with respect to such subject matter.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.

NEUROCRINE BIOSCIENCES, INC.

By:    /s/ GARY LYNN
   -------------------------------

Name:  Gary Lynn
     -----------------------------

Title: President/CEO
      ----------------------------

CIBA-GEIGY LIMITED

By:   /s/  HANS F. MOHR
   -------------------------------
           Hans F. Mohr
           Head, Pharma Licensing


By:   /s/  OLIVIER BASSI
   -------------------------------
           Olivier Bassi
           Division Counsel

                                    EXHIBIT A

                        NEUROCRINE THIRD PARTY AGREEMENTS



1. Agreement pertaining to "Peptide Determinant Associated with Immunity" dated as of November 30, 1994 between Neurocrine and The Board of Trustees of the Leland Stanford Junior University;

2. Cooperative Research and Development Agreement between Neurocrine and the National Institutes of Health, Neuroimmunology Branch executed as of June 30, 1995.


Any provisions of such Third Party Agreements that are required to be included in this Agreement are hereby incorporated by reference.

                                    EXHIBIT B

                           DIRECT MANUFACTURING COSTS


         As used in Section 1.16, and subject to Section 1.34, "direct costs" shall mean the following items:

[  *  ]
























* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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



                                    EXHIBIT C

                              OTHER OPERATING COSTS


As used herein, "Other Operating Costs" shall mean a reasonable allocation for Ciba's overhead costs associated with the following items to the manufacture and sale of a Collaboration Product in the United States or Canada, which allocation shall be made in accordance with generally accepted cost accounting principles consistently applied by Ciba across all similar pharmaceutical operations:



[ * ]


[ * ]



*         not allocated elsewhere

** no allocation shall be made for manufacturing operations if the Collaboration Product is manufactured by a Third Party

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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



                                    EXHIBIT D

                          DIRECT COSTS INCURRED BY CIBA
                       PERFORMING THE DEVELOPMENT PROGRAM


         As used in Section 1.27, and subject to Section 1.34, "direct costs" shall mean the following items:


[ * ]

















* Certain information on this page has been omitted anf filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





                                      -43-